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                                                                    EXHIBIT 4(a)

                            LIFE TECHNOLOGIES, INC.
               NON-EMPLOYEE DIRECTORS' ANNUAL RETAINER STOCK PLAN

1.  Purpose
    -------

     The purpose of the Life Technologies, Inc. Non-Employee Directors' Annual Retainer Stock Plan is to advance the interests of the Company and its stockholders by enabling members of the Board who are not officers or employees of the Company or any of its subsidiaries to (i) receive shares of the Company's Common Stock in lieu of all or a portion of the annual cash retainer fee they receive for services on the Board; and (ii) receive an annual grant of 200 shares of Common Stock of the Company as additional compensation for services rendered as a member of the Board of Directors of the Company.

2.  Definitions
    -----------

     (a) "Board" means the Board of Directors of the Company.

     (b) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

     (c) "Company" means Life Technologies, Inc., its successors and assigns.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (e) "Fair Market Value" means the average of the high and low sales prices of Common Stock as quoted on the Nasdaq National Market System on the relevant payment date or, if no shares were traded on such date, on the next preceding date on which the Common Stock was traded.

     (f) "Retainer" means the annual cash retainer fee payable to a director for his or her services on the Board.

     (g) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries.

     (h) "Retainer Plan" means this Non-Employee Directors' Annual Retainer Stock Plan.
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3.  Eligible Participants
    ---------------------

     Each Non-Employee Director shall be eligible to participate in the Retainer Plan.

4.  Administration
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     The Retainer Plan shall be administered by the Board.  The Board shall, subject to the provisions of the Retainer Plan, have the power to construe the Retainer Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Retainer Plan as it may deem desirable. Any decisions of the Board in the administration of the Retainer Plan, as described herein, shall be final and conclusive. The Board may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for any action or determination made in good faith with respect to the Retainer Plan.

5.  Election to Receive Common Stock
    --------------------------------

     Each Non-Employee Director shall have the right to elect, on forms provided by the Company, to receive all or a portion of the Retainer in the form of shares of Common Stock. Any part of the Retainer elected to be paid in shares of Common Stock shall be payable semi-annually, on October 1 and April 1. Any such election (i) shall be in writing delivered to the Secretary of the Company,
(ii) shall specify an amount of the Retainer to be received in the form of Common Stock (expressed as a percentage of the Retainer otherwise payable in cash or an amount in dollars), (iii) shall be made at least six months prior to the first payment date relating to the compensation with respect to which such election is to apply and shall remain in effect unless and until revoked, which revocation must be made at least six months before a semi-annual payment date (but only once in any 12-month period). If a Non-Employee Director elects pursuant to this Paragraph 5 to receive Common Stock, the number of shares of Common Stock to be issued at the time of payment shall be determined by dividing the amount elected to be taken in the form of shares of Common Stock by the Fair Market Value of such shares on the date of payment. Notwithstanding the foregoing, to the extent a Non-Employee Director does not serve as such for a full year, then he or she will be entitled to receive a portion of the shares of Common Stock he or she would have received on the next payment date, based upon the number of full months which have elapsed from the April 1 or October 1, or if later the date of his or her election or appointment to the Board, preceding the date he or she ceased to be a Non-Employee Director.

6.  Amount of Stock Grants
    ----------------------

     Each Non-Employee Director shall receive a grant of 100 shares of the Company's Common Stock on each October 1 and each April 1 (commencing October 1,
1996) on which he or she is serving as a Non-Employee Director. If a Non-Employee Director ceases to serve as such, then he or she will be entitled to receive a portion of the 100 shares he or she would have received on the next October 1 or April 1, based upon the number of full months which have elapsed from the April 1 or October 1, or if later the date of his or her election or appointment to the Board, preceding the date he or she ceased to be a Non-Employee Director.

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     No shares of Common Stock received under this Section 6 of the Retainer
Plan may be sold, transferred, pledged or otherwise disposed of prior to the date which is six months and one day after the date the shares are issued.

7.   Number of Shares of  Common Stock Issuable
     ------------------------------------------
     Under the Retainer Plan
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     The maximum number of shares of Common Stock that may be issued under the
Retainer Plan shall be 75,000. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Retainer Plan.

     In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the shares of Common Stock, adjustments shall be made by the Board to prevent dilution or enlargement of rights in the number and class of shares granted or authorized to be granted hereunder.

8.  Amendments to the Retainer Plan
    -------------------------------

     The Board may at any time terminate or from time to time modify or suspend the Retainer Plan; provided, however, that to the extent provided by Rule 16-3 under Section 16 of the Exchange Act, Retainer Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time; and further provided that no such modification without the approval of the stockholders of the Company shall:

     (a) increase the maximum number of shares which may be issued under the Retainer Plan in the aggregate or the number of shares which may be issued to each Non-Employee Director (except as permitted by the last paragraph of Section
7); or

     (b) extend the period during which Common Stock may be granted under the Retainer Plan.

     No amendment of the Retainer Plan shall materially and adversely affect any right of any Non-Employee Director with respect to any shares of Common Stock heretofore issued without such Non-Employee Director's written consent.

9.  Termination
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     The Retainer Plan shall terminate upon the earliest of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Retainer Plan; or (b) ten years from the date the Retainer Plan is initially approved and adopted by the stockholders of the Company in accordance with Section 10 hereof; or (c) the issuance of the maximum number of shares which may be issued under the Retainer Plan. No termination of the Retainer Plan shall

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materially and adversely affect any right of any Non-Employee Director with respect to any shares of Common Stock theretofore issued without such Non-Employee Director's written consent.

10.  Miscellaneous Provisions
     ------------------------

     (a) Neither the Retainer Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     (b) A Non-Employee Director's rights and interest under the Retainer Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Non-Employee Director's death, by will or the laws of descent and distribution).

     (c) As a condition to issuing the shares of Common Stock hereunder, the Board may require a Non-Employee Director to pay to the Company such sum as may be necessary to discharge any obligation of the Company with respect to taxes, assessments or other governmental charges imposed on property or income received by such Non-Employee Director pursuant to the Retainer Plan.

     (d) The expenses of the Retainer Plan shall be borne by the Company.

     (e) The Retainer Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

     (f) The Company shall not be required to issue fractions of shares. Whenever under the terms of the Retainer Plan a fractional share would be required to be issued, the Non-Employee Director shall be paid in cash for such fractional share based upon the same Fair Market Value which was used to determine the number of shares to be issued on the relevant payment date.

     (g) The issuance or delivery of any Common Stock may be postponed by the Board for such period as may be required to comply with Federal securities laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such shares, and the Board shall not be obligated to issue or deliver any Common Stock if the issuance or delivery of such shares would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

     (h) A Non-Employee Director shall have no rights as a stockholder with respect to Common Stock awarded to him or her under the Retainer Plan, including the rights to vote and to receive dividends unless and until such Common Stock is issued to him or her on the books of the Company.

     (i) A Non-Employee Director may file with the Board a written designation of a beneficiary, on such form as may be prescribed by the Board, to receive any shares of Common

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Stock or cash payments that become deliverable to the Non-Employee Director pursuant to the Retainer Plan as a result of the Non-Employee Director's death. A Non-Employee Director may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Non-Employee Director, the executor or administrator of the Non-Employee Director's estate shall be deemed to be the Non-Employee Director's beneficiary.

     (j) The provisions of the Retainer Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

11.  Stockholder Approval
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     This Retainer Plan shall be subject to approval by a vote of the stockholders of the Company at the 1996 annual meeting of stockholders.

12.  Effective Date
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     This Retainer Plan shall be effective as of the date that it is approved by the Company's stockholders.

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